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                                                                    EXHIBIT 99.9



February 23, 2001



To whom it may concern:



    The undersigned, James B. McCurry, hereby consents to being named as a designee to be elected as a director of Doral International, Inc. in Amendment No. 1 to the Registration Statement on Form S-4 of American Skiing Company filed on February 23, 2001, all prospectuses related thereto and all subsequent amendments thereto.



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                                                             Yours Sincerely,

                                                             /s/ James B. McCurry
                                                             ---------------------------------
                                                             James B. McCurry
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